Exhibit 10.5
FOURTH AMENDMENT TO LEASE AGREEM ENT
THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of (but not necessarily on) the latest date of execution as set forth on the signature page hereof (the “4A Effective Date”), by and between DIGITAL 2121 SOUTH PRICE, LLC, a Delaware limited liability company (“Lessor”), successor-in-interest to Mainrock II Chandler, LLC (“Original Lessor”), and INTERNAP NETWORK SERVICES CORPORATION, a Delaware corporation (“Lessee”).
W I T N E S S E T H:
WHEREAS, Original Lessor and Lessee have heretofore entered into that certain Lease Agreement dated as of June 15, 2007 (the “Original Lease”), as amended by that certain First Amendment to Lease dated January 15, 2008 (“lA”), and that certain Second Amendment to Lease dated February 27, 2008 (“2A”), and that certain Third Amendment to Lease dated September 22, 2014 (“3A”), covering approximately [***] square feet of space (collectively, the “Original Premises”), consisting of: (i) approximately [***] square feet of space in Colo 3 (referred to herein as the “Existing Colo 3 Premises”), and (ii) approximately [***] square feet of space in Colo 7 (referred to herein as the “Colo 7 Premises”), each, in that certain building located at 2121 South Price Road, Chandler, Arizona; (the “Building”);
WHEREAS, Lessor has succeeded to Original Lessor’s right, title and interest in and to the Building and the Lease;
WHEREAS, Lessor and Lessee have heretofore entered into that certain Storage Space Rider dated October 27, 2015 (the “SS Rider”), which supplements the Original Lease, covering certain storage space as more particularly described in the SS Rider (the Original Lease as amended and/or supplemented by 1A, 2A, 3A and the SS Rider, collectively, the “Lease”);
WHEREAS, any capitalized term or phrase used in this Amendment shall have the same meaning as the meaning ascribed to such term or phrase in the Lease unless expressly otherwise defined in this Amendment; and
WHEREAS, Lessor and Lessee desire to further modify the terms of the Lease in accordance with the terms and conditions herein provided.
NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by each party hereto to the other, the receipt and sufficiency of which are hereby mutually acknowledged, Lessor and Lessee hereby agree as follows:
1. 4A Additional Premises; 4A Lessor Work.

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A.    4A Additional Premises. Effective as of the 4A Expansion Date (defined below), the Original Premises is hereby deemed expanded to include approximately [***] square feet of space in Colo 3 of the Building, as approximately set forth on Exhibit “A-4A”, attached hereto (the “4A Additional Premises”). Upon the 4A Expansion Date and throughout the remainder of the 4A Term (define below), the term “Premises” as used in the Lease and herein, shall include the 4A Additional Premises, unless specifically stated otherwise. Lessee has inspected the 4A Additional Premises and, subject to Lessor’s completion of the 4A Lessor Work, agrees to accept it on the 4A Expansion Date in its “AS IS, WHERE IS” condition. Lessee acknowledges and agrees that (i) no representation or warranty (express or implied) has been made by Lessor as to the condition of the 4A Additional Premises or its suitability or fitness for the conduct of Lessee’s permitted use, its business or for any other purpose, and (ii) except as specifically set forth in this Amendment, Lessor shall have no obligation to construct or install any improvements in or to make any other alterations or modifications to the 4A Additional Premises, or to provide any allowance therefor.
B.    For the avoidance of doubt, the parties acknowledge that, if the scheduled expiration date of the Term of the Lease as it relates to the Original Premises (the “Original Premises Expiration Date”) occurs prior to the expiration of the 4A Term, then (i) notwithstanding such expiration, Lessee’s lease of the 4A Additional Premises shall continue for the 4A Term, pursuant and subject to the terms of this Amendment and the Lease, and (ii) Lessee shall surrender the Original Premises, on or by the Original Premises Expiration Date, to Lessor in accordance with the terms of the Lease. In that connection, Lessee acknowledges and agrees that, should Lessee not surrender the Original Premises in accordance with the terms of the Lease on or before the Original Premises Expiration Date, Lessee shall be deemed to be occupying the entire Original Premises as a tenant-at-sufferance in accordance with Section 9.3 of the Original Lease.
C.    Effective as of the 4A Expansion Date, all references in the Lease to Exhibit “A” are hereby deemed to be references to Exhibit “A-4A”, as it relates to the 4A Additional Premises.
D.    4A Lessor Work. Prior to the 4A Expansion Date, Lessor agrees to cause the completion of the 4A Lessor Work (as defined on Exhibit “B-4A”, attached hereto). Lessor agrees to use commercially reasonable efforts to satisfy the 4A Expansion Date Conditions (defined below) on the Target 4A Expansion Date (defined below), provided that, if the 4A Expansion Date Conditions have been satisfied prior to such date, Lessor shall have the right to deliver the 4A Expansion Date Notice to Lessee, and thereby cause the 4A Expansion Date (or the Deemed 4A Expansion Date, pursuant to the terms below) to occur as of the date upon which the 4A Expansion Date Conditions have been satisfied. The “Target 4A Expansion Date” shall mean and refer to the date that is two (2) months after the 4A Effective Date. The term “4A Expansion Date Conditions” shall mean and refer to the occurrence of the following: (i) Lessor has completed the 4A Lessor Work; and (ii) Lessor has delivered the 4A Additional Premises to Lessee by virtue of having provided a written notice to Lessee of same, which shall (a) memorialize Lessor’s delivery of the 4A Additional Premises to Lessee, and (b) confirm the actual 4A Expansion Date (the “4A Expansion Date Notice”). The term “4A Expansion Date” shall, subject to the terms of this Section, mean and refer to the date upon which Lessor has completed the 4A Expansion Date Conditions. In the event that the 4A Expansion Date Conditions have not been completed by the

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Target 4A Expansion Date, subject to extension by virtue of delays caused by Lessee or force majeure events, Lessor shall not be deemed in default hereunder, and the 4A Expansion Date shall be postponed, as Lessee’s sole and exclusive remedy, until the date on which the 4A Expansion Date Conditions have occurred. Lessee agrees that, if the date of Lessor’s completion of the 4A Expansion Date Conditions is, in effect, pushed back due to delays caused by Lessee, the 4A Expansion Date shall, upon delivery of the 4A Expansion Date Notice, be deemed to have been moved up to the date derived by subtracting from the date of actual completion of the 4A Expansion Date Conditions the number of days of delay in such completion caused by Lessee (i.e., if completion of the 4A Expansion Date Conditions does not actually occur until March 6, 2016, but there were five (5) days of delay caused by Lessee, the 4A Expansion Date would be deemed to be March 1, 2016). The foregoing notwithstanding, Lessor and Lessee agree that Lessor’s post-4A Expansion Date obligations hereunder shall, in such event, be deemed to have commenced as of the actual date that the 4A Expansion Date Notice is delivered to Lessee.
E.    4A Installation Fee. In connection with the 4A Lessor Work, Lessee hereby agrees to pay Lessor, as additional rent, an amount equal to $[***] within ten (10) days following the 4A Effective Date.
2.    4A Basic Capacity.
A.    Currently, the Basic Capacity serving the Original Premises is [***] kW of critical AC electrical capacity. Effective as of the 4A Expansion Date, the Basic Capacity for the 4A Additional Premises shall be [***]kW of critical AC electrical capacity. Accordingly, effective as of the 4A Expansion Date and notwithstanding anything in the Lease to the contrary, the Basic Capacity serving the Premises (as expanded herein) shall be as follows: (i) as it relates to the Existing Colo 3 Premises, at a maximum level of [***]kW of critical AC electrical capacity (the “Existing Colo 3 Basic Capacity”), (ii) as it relates to the Colo 7 Premises, at a maximum level of [***]kW of critical AC electrical capacity (the “Colo 7 Basic Capacity”), and (iii) as it relates to the 4A Additional Premises, at a maximum level of [***]kW of critical AC electrical capacity (the “4A Basic Capacity”). For the avoidance of doubt, Lessor and Lessee acknowledge and agree that all references to “Basic Capacity” under the Lease shall mean and refer to (a) the Colo 3 Basic Capacity, as it relates to the Existing Colo 3 Premises, (b) the Colo 7 Basic Capacity, as it relates to the Colo 7 Premises, and (c) the 4A Basic Capacity, as it relates to the 4A Additional Premises. For the avoidance of doubt, Lessee acknowledges that the terms and conditions set forth in Section 6.2(b) of the Original Lease (including, without limitation, aggregate power draw restrictions) shall be equally applicable to the 4A Basic Capacity and the 4A Additional Premises. In that connection, Lessee further acknowledges that Lessee’s actual electrical consumption at the 4A Additional Premises shall not at any time exceed the 4A Basic Capacity (i.e., [***]kW).
B.    Lessor and Lessee acknowledge and agree that, since the Colo 7 Premises and the Premises located within Colo 3 of the Building (i.e., as of the 4A Effective Date, the Existing Colo 3 Premises and the 4A Additional Premises, which, for purposes of this Section 2.B shall be referred to, collectively, as the “Total Colo 3 Premises”) are located in different parts of the Building and are served by separate electrical and mechanical infrastructure, certain SLA Interruptions (defined below), may affect either, but not both of the Colo 7 Premises and the Total Colo 3 Premises.

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Accordingly, and notwithstanding anything in the Lease to the contrary, Lessor and Lessee acknowledge and agree that, i n the event a particular SLA Interruption affects only the Total Colo 3 Premises or only the Colo 7 Premises, the Base Rent abatement to which Lessee will be entitled shall be calculated based only upon the affected portion of the Premises (e.g., in the event that the SLA Interruption affects only the Total Colo 3 Premises, the Base Rent abatement(s) to which Lessee would be entitled shall be calculated based only upon the Base Rent attributable to the Total Colo 3 Premises). “SLA Interruptions” for purposes of this Section 2.B, shall mean and refer to power outages or HVAC control failures described on the SLA attached to the Lease that would entitle Lessee to Base Rent abatements, pursuant and subject to the terms and conditions of such SLA.
C.    For the avoidance of doubt, Lessee acknowledges and agrees that Lessee’s Give Back Options described in 3A shall not apply to the 4A Additional Premises or the 4A Basic Capacity.
3.    Operating Expenses. Notwithstanding anything to the contrary in the Lease or this Amendment, Lessor and Lessee agree that, as it relates to the 4A Additional Premises only, Lessee shall not be responsible for Lessee’s Pro Rata Share of Operating Expenses during the 4A Term. For the avoidance of doubt, Lessee acknowledges that Lessee shall continue to pay Lessee’s Pro Rata Share of Operating Expenses due for the Original Premises, pursuant to the terms of the Lease.
4.    4A Term. Notwithstanding anything in the Lease to the contrary, Lessor and Lessee agree that the Term of the Lease, as it relates to tile 4A Additional Premises only, shall be for a period of sixty (60) full calendar months (the “4A Term”), commencing on 4A Expansion Date, and expiring on the last day of the sixtieth (60th) full calendar month thereafter. For the avoidance of doubt, Lessor and Lessee acknowledge and agree that all references to the “Term” under the Lease shall mean and refer to, as it relates to the 4A Additional Premises, the 4A Term.
5.    4A Base Rent. Lessee hereby agrees to pay Lessor Base Rent for the 4A Additional Premises during the 4A Term, in accordance with the terms of the Lease, according to the following schedule (the “4A Base Rent”):

4A Term	4A Base Rent
4A Expansion Date -Month 12 (inclusive of any partial month)	$[***]*
Month 13 - Month 24	$[***]
Month 25 - Month 36	$[***]
Month 37 - Month 48	$[***]
Month 49 - Month 60	$[***]

6.    Estoppel. Lessee hereby (i) confirms and ratifies the Lease, as amended hereby, (ii) acknowledges that, to the best of Lessee’s actual knowledge, Lessor is not in default under the Lease as of the date this Amendment is executed by Lessee, and (iii) confirms that, to the best of Lessee’s actual knowledge, as of the date this Amendment is executed by Lessee, Lessor has no outstanding obligations with respect to the Premises and/or under the Lease that would, with the passage of time, the giving of notice, or both, result in Lessor being in default under the Lease.

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7.    Commissions. Lessee represents that it has dealt with no broker, agent or other person in connection with this Amendment, and that no broker, agent or other person brought about this Amendment. Lessee shall indemnify and hold Lessor harm less from and against any and all claims, losses, costs or expenses (including attorneys’ fees and expenses) by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Lessee with regard to the transaction contemplated by this Amendment. The provisions of this paragraph shall survive the expiration of the 4A Term or any renewal or extension thereof.
8.    Confidentiality. The parties agree that neither shall disclose, directly or indirectly, any of the terms, covenants, conditions or agreements set forth in this Amendment, nor shall either party provide this Amendment, or any copies of same, to any person, including, but not limited to, any other tenants or occupants in the Building or any agents or employees of such tenants or occupants, except that the parties may disclose such information for valid business, legal and accounting purposes.
9.    Miscellaneous.
A.    In the event that the terms of the Lease conflict or are inconsistent with those of this Amendment, the terms of this Amendment shall govern.
B.    The Lease is hereby amended as and where necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment. Except as amended by this Amendment, the terms of the Lease remain in full force and effect.
C.    This Amendment shall become effective only upon execution and delivery by both Lessor and Lessee.
D.    This Amendment may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Amendment. Lessor and Lessee agree that the delivery of an executed copy of this Amendment by facsimile or e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered.
[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be executed on the respective dates set forth below, to be effective as of the 4A Effective Date.

LESSOR:

DIGITAL 2121 SOUTH PRICE, LLC,
a Delaware limited liability company

By: Digital Realty Trust, L.P.,
its manager

By: Digital Realty Trust, Inc., its general partner

By: /s/ George Rogers
George Rogers
Vice President Portfolio Management, West Region

Date: January 6, 2016

LESSEE:
INTERNAP NETWORK SERVI CES CORPORATION, a Delaware corporation By: /s/ Kevin M. Dotts Name: Kevin M. Dotts Title: Chief Financial Officer Date: January 4, 2016

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EXHIBIT “A-4A”
DEPICTION OF 41 ADDITIONAL PREMISES
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EXHIBIT “B-4A”

4A LESSOR WORK
Lessor shall cause the installation of the following (collectively, the “4A Lessor Work”):
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